Exhibit a (iii) under Form N-1A
                                           Exhibit 3 (i) under Item 601/Reg. S-K



                                  AMENDMENT #8
                           TO THE RESTATED AND AMENDED
                              DECLARATION OF TRUST

                     FEDERATED MANAGED ALLOCATION PORTFOLIOS

                               Dated May 19, 2000

     This Declaration of Trust is amended as follows:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

          "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
          Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                     Federated Conservative Allocation Fund
                              Institutional Shares
                                  Select Shares
                       Federated Moderate Allocation Fund
                              Institutional Shares
                                  Select Shares
                        Federated Growth Allocation Fund
                              Institutional Shares
                                 Select Shares"

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 22nd day of August, 2003, and by shareholders at a meeting held on December 5, 2003, to become effective December 12, 2003.

     WITNESS the due execution hereof this 22nd day of August, 2003.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh